THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. LENDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

UNION CAPITAL, LLC
COLLATERALIZED SECURED PROMISSORY NOTE
BACK END NOTE

$50,000.00

Brooklyn, NY
August 21, 2014

1. Principal and Interest

FOR VALUE RECEIVED, Union Capital, LLC, a New York Limited Liability Company (the "Company") hereby absolutely and unconditionally promises to pay to AnythingIT Inc., a Delaware corporation (the "Lender"), the principal amount of Fifty Thousand Dollars ($50,000) no later than April 21, 2015; *provided, however* that if the 8% Convertible Redeemable Note in the principal amount of $50,000 of even date herewith issued by the Lender to the Company (the "Lender Note") shall have been cancelled pursuant to its terms, or if the Lender does not meet the "current information requirements" required under Rule 144 of the Securities Act of 1933, as amended, then the Company's payment obligations under this Note as well as the Lender's payment obligations under the Lender Note shall be cancelled in full. This Full Recourse Note shall bear simple interest at the rate of 8%. This Note is issued pursuant to the terms and conditions of that certain Securities Purchase Agreement dated August 21, 2014 by and between the Company and the Lender.

2. Repayments and Prepayments; Security.

a. All principal and interest under this Note shall be due and payable no later than April 21, 2015, unless the Lender does not meet the "current information requirements" required under Rule 144 of the Securities Act of 1933, as amended, in which case the Company may declare the offsetting note issued by the Lender on the same date herewith to be in Default (as defined in that note) and cross cancel its payment obligations under this Note as well as the Lenders payment obligations under the offsetting note. The principal of, and interest on, this Note is payable at 17-09 Zink Place, Unit 1, Fair Lawn, New Jersey 07410, initially, and if changed, last appearing on the records of the Company as designated in writing by the Lender from time to time. The

Company will pay each interest payment and the outstanding principal due upon this Note before or on the Maturity Date check or wire transfer addressed to the Lender.

b. The Company may prepay this Note at any time. This Note may not be assigned by the Company or the Lender, except by operation of law.

c. This Note shall initially be secured by the pledge of the Lender Note. **The Company may exchange this collateral for other collateral with an appraised value of at least $50,000.00, by providing 3 days prior written notice to the Lender. If the Lender does not object to the substitution of collateral in that 3 day period, such substitution of collateral shall be deemed to have been accepted by the Lender.** All collateral shall be retained by New Venture Attorneys, P.C., which shall act as the escrow agent for the collateral for the benefit of the Lender. The Company may not effect any conversions under the Lender Note until this Note shall have been paid in full.

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Lender Initials to Acceptance of bolded section above.

3. Events of Default; Acceleration.

a. The principal amount of this Note is subject to prepayment in whole or in part upon the occurrence and during the continuance of any of the following events (each, an "Event of Default"): (i) the Company shall default in the payment of principal or interest on this Note, or (ii) the initiation of any bankruptcy, insolvency, moratorium, receivership or reorganization by or against the Company, or a general assignment of assets by the Company for the benefit of creditors. Upon the occurrence of any Event of Default, the entire unpaid principal balance of this Note and all of the unpaid interest accrued thereon shall be immediately due and payable. Then, or at any time thereafter, unless cured, and in each and every such case, unless such Event of Default shall have been waived in writing by the Lender (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Lender and in the Lender's sole discretion, the Lender may consider this Note immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Lender may immediately, and without expiration of any period of grace, enforce any and all of the Lender's rights and remedies provided herein or any other rights or remedies afforded by law. Upon an Event of Default, interest shall accrue at a default interest rate of 16% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. The Company may offset amounts due to the Lender under this Note by similar amounts that may be due to the Company by the Lender resulting from breaches under the Lender Note. If the Lender has terminated the $50,000 Note which is begin purchased by this Note, then this Note than both Notes shall terminate and of be no effect.

b. No remedy herein conferred upon the Lender is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy

hereunder, now or hereafter existing at law or in equity or otherwise. The Company accepts and agrees that this Note is a full recourse note and that the Holder may exercise any and all remedies available to it under law.

4. Notices.

a. All notices, reports and other communications required or permitted hereunder shall be in writing and may be delivered in person, by telecopy with written confirmation, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (i) if to a Lender, at such Lender's address as the Lender shall have furnished the Company in writing and (ii) if to the Company at such address as the Company shall have furnished the Lender(s) in writing.

b. Each such notice, report or other communication shall for all purposes under this Note be treated as effective or having been given when delivered if delivered personally or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if sent by electronic communication with confirmation, upon the delivery of electronic communication.

5. Miscellaneous.

a. Neither this Note nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing.

b. No failure or delay by the Lender to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The provisions of this Note are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction. This Note expresses the entire understanding of the parties with respect to the transactions contemplated hereby. The Company and every endorser and guarantor of this Note regardless of the time, order or place of signing hereby waives presentment, demand, protest and notice of every kind, and assents to any extension or postponement of the time for payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

c. If Lender retains an attorney for collection of this Note, or if any suit or proceeding is brought for the recovery of all, or any part of, or for protection of the indebtedness respected by this Note, then the Company agrees to pay all costs and expenses of the suit or proceeding, or any appeal thereof, incurred by the Lender, including without limitation, reasonable attorneys' fees.

d. This Note shall for all purposes be governed by, and construed in accordance with the laws of the State of New York (without reference to conflict of laws).

e. This Note shall be binding upon the Company's successors and assigns, and shall inure to the benefit of the Lender's successors and assigns.

IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer to take effect as of the date first hereinabove written.

UNION CAPITAL, LLC

By:________________________________

Title:____________________________

APPROVED:

ANYTHINGIT INC.

By: David Bernstein

Title: President